                                                                    EXHIBIT 11.1

                            AMERICAN MEDSERVE CORPORATION
                   STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                          Six months
                                                      Year ended            ended             Year ended
                                                        June 30          December 31         December 31
                                                          1995               1995                1996

                                                      --------------------------------------------------
PRIMARY
  Average number of shares outstanding                     4,052               4,421              5,330
  Net effect of common and common equivalent
    shares issued in an initial public offering
    under SAB 83                                             390                 390                313
  Net effect of common shares issued in
    connection with the preferential mandatory
    distribution to Class A stockholder                    1,655               1,655              1,655
  Net effect of dilutive stock options based on
    the treasury stock method using average
    stock price                                                                                      13

                                                      --------------------------------------------------
  Total                                                    6,097               6,466              7,311

                                                      --------------------------------------------------

  Income (loss) before extraordinary item                    $92                $296            ($2,134)
  Write off of deferred financing costs, net
    of income tax benefit of $404                                                                   437

                                                      --------------------------------------------------
  Net income (loss)                                          $92                $296            ($2,571)

                                                      --------------------------------------------------

  Income (loss) before extraordinary item                  $0.02               $0.05             ($0.29)
  Write off of deferred financing costs, net
    of income tax benefit of $404, per share                                                       0.06

                                                      --------------------------------------------------
  Net income (loss) per share                              $0.02               $0.05             ($0.35)

                                                      --------------------------------------------------

FULLY DILUTED

  Average number of shares outstanding                     4,052               4,421              5,330
  Net effect of common and common equivalent
    shares issued in an initial public offering
    under SAB 83                                             390                 390                313

  Net effect of common shares issued in
    connection with the preferential mandatory
    distribution to Class A stockholder                    1,655               1,655              1,655
  Net effect of dilutive stock options based on
    the treasury stock method using average
    stock price                                                                                      13
  Assumed conversion of 8.75% convertible
  note                                                                                               64

                                                      --------------------------------------------------
  Total                                                    6,097               6,466              7,375

                                                      --------------------------------------------------

  Income (loss) before extraordinary item                    $92                $296            ($2,134)
  Add 8.75% interest on convertible note, net
    of tax benefit                                                                                   25

                                                      --------------------------------------------------
  Income (loss) before extraordinary item, adjusted           92                 296             (2,109)
  Write off of deferred financing costs, net
    of income tax benefit of $404                                                                   437

                                                      --------------------------------------------------
  Net income (loss)                                          $92                $296            ($2,546)

                                                      --------------------------------------------------

  Income (loss) before extraordinary item per share        $0.02               $0.05             ($0.29)
  Write off of deferred financing costs, net
    of income tax benefit of $404, per share                                                       0.06

                                                      --------------------------------------------------
  Net income (loss) per share                              $0.02               $0.05             ($0.35)

                                                      --------------------------------------------------
